EXHIBIT 99.1



Franklin C. Adams, Esquire
(State Bar No. 85351)
A Professional Corporation
370 West Sixth Street, Suite 110
San Bernardino, California 92401-1152

Telephone No.: (714) 888-2123

Attorney for Chapter 11 Trustee, Arturo Cisneros

                     UNITED STATES BANKRUPTCY COURT

                     CENTRAL DISTRICT OF CALIFORNIA

In re                              CASE NO. SB 93-20802-DN

MRI Medical Diagnostics, Inc.      CHAPTER 11
a Colorado Corporation
                                   ORDER APPROVING
                                   APPLICATION TO COMPROMISE
                                   CONTROVERSY
                    Debtors.
                                   Date: August 29, 1995
                                   Time: 10:30 AM
                                   Courtroom: 1



     The Application to Compromise Controversy of Arturo Cisneros, Chapter 11 Trustee, came on for hearing at the above date, time and place having been continued from August 8, 1995. Franklin C. Adams appeared on behalf of Arturo Cisneros, Chapter 11 Trustee, who was also present; Norman L. Hanover appeared on behalf of Michael Sunstein and Tri-National Development Corporation; Paul Brent appeared on behalf of Gary Pagar for Med-First. The Court Finds that due and proper notice of said Application of Compromise and Controversy was duly given; and with cause appearing;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED

     That the Application to Compromise Controversy be and is hereby approved with the following modifications thereto;

          a.   That the sum of $80,000.00 shall be paid to Arturo
Cisneros, Trustee in good funds, United States dollars, no later than September 27, 1995, with the balance of funds, $20,000.00, to be due and owing pursuant to the terms and conditions of the application, that being June 1, 1996.

          b. The estate shall, in addition to the above amount, receive 30% of the net proceeds of litigation presently pending in the San Bernardino County Superior Court against Chino Valley Bank in which MRI Grand Terrace, a wholly owned subsidiary of the Debtor, would otherwise be entitled.

          c. The estate shall retain a security interest in the stock of MRI Grand Terrace, to be released upon payment of all sums due under said agreement and the terms and conditions of the good faith settlement and order thereon.

          d.   The terms as set forth, Application to Compromise
Controversy shall be incorporated herein as part of this order except as otherwise modified herein.

          e. The Trustee is authorized to execute any and all documents necessary to effectuate the terms and conditions of the compromise and sale of stock.

          f. The Trustee shall also as part of the terms and conditions of sale and compromise and with reference to the pending Chapter 7 case in San Diego Bankruptcy Court, Southern District of California Case No. 95-06288JM for Grand Terrace Inc. do the following:

     Either obtain the removal of the action of the pending Chapter 7 case from the San Diego Court of the Southern District of California to the San Bernardino Division of the Bankruptcy

Court of the Central District of California or, in the alternative, the Trustee shall use his best efforts to have the aforementioned case dismissed. Either the actual removal or best efforts by the Trustee to obtain the dismissal of the case shall be deemed satisfaction of this condition.

          g. Pursuant to the Application to Compromise Controversy, the Trustee is also authorized to pay to the law firm of Duckor & Spradling the sum of $22,600.00 as follows:

          i. One half, or $13,300.00, upon receipt of the funds due to be deposited with the Trustee on September 27, 1995.

          ii. The remaining one half upon receipt of the balance of the settlement funds due on June 1, 1996.

2. Trustee is also directed to return to Med-First the $15,000 deposit initially paid to the Trustee.



Date: AUG 31 1995
     --------------------
                                   /s/ DAVID N. NAUGLE
                                   ----------------------------------
                                   David N. Naugle, Judge of the United
                                   States Bankruptcy Court

Approved as to form and content:

Date: 8/30/95                      /s/ NORMAN L. HANOVER
                                   ----------------------------------
                                   NORMAN L. HANOVER, Attorney for
                                   Tri National Development
                                   Corporation


Date: 8/31/95                      /s/ TIMOTHY J. FARRIS
                                   ----------------------------------
                                   TIMOTHY J. FARRIS, ESQ.
                                   Office of the United States Trustee

In re                                        Chapter 11
     MRI Medical Diagnostics, Inc.,          Case No.:
     a Colorado Corporation                  SB 93-20802-DN



                  NOTICE OF ENTRY OF JUDGMENT OR ORDER
                       AND CERTIFICATE OF MAILING



TO ALL PARTIES IN INTEREST ON THE ATTACHED SERVICE LIST:

1.   You are hereby notified, pursuant to Local Bankruptcy Rule
116(1)(a)(iv), that a judgment or order entitled (specify):

     ORDER APPROVING APPLICATION TO COMPROMISE CONTROVERSY

was entered on (specify date):    AUG 31 1995


2. I hereby certify that I mailed a copy of this notice and a true copy of the order or judgment to the persons and entities on the attached service list on (specify date):



Dated: AUG 31, 1995                     JON D. CERETTO
                                   Clerk of the Bankruptcy Court


                                   /s/
                                   ---------------------------------
                                   Deputy Clerk

                              SERVICE LIST
                              ------------

Timothy J. Farris, Esq.
Office of the U.S. Trustee
106 Federal Building
699 North Arrowhead Avenue
San Bernardino, CA  92401

Arturo Cisneros, Trustee
290 N. "D" Street, Ste. 723
San Bernardino, CA  92401

Franklin C. Adams
Attorney at Law
370 W. Sixth Street, Suite 110
San Bernardino, CA 92401

Norman L. Hanover
Attorney for Tri National Development Corp.
HANOVER & SCHNITZER
P.O. Box 71
San Bernardino, CA 92402

Mark K. Worcester, Esq.
PINTO, GROMET, DUBIA & WORCESTER
2 Park Plaza, Suite 300
Irvine, CA 92714

Steven Cote
ARTER & HADDEN
Jamboree Center
2 Park Plaza, Ste 700
Irvine, CA 92714-8517

Ronald H. Kabot
2 Lake Helix Dr.
La Mesa, CA 91941

Scott L Metzger
DUCKOR & SPRADLING
401 West A Street, Suite 2400
San Diego, Ca 92101-7809

Paul Brent
STEINBERG, NUTTER & BRENT
501 Colorado Ave., #300
Santa Monica, CA 90401-2426

Gary Pagar
MEDFIRST CAPITAL RESOURCES, INC.
600 Corporate Point, Ste 200
Culver City, CA 90230